CUSIP No.	83066R107	13G	Page	16	of	17
Exhibit 2
AGREEMENT
JOINT FILING OF SCHEDULE 13G
          The undersigned hereby agree to file jointly the Statement on Schedule 13G (the “Statement”) relating to the Class A Common Stock, par value $0.001 per share of Skilled Healthcare Group, Inc. and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.
          It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.
          This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.
          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of February 14, 2008.

ONEX CORPORATION
By:	/s/ Christopher A. Govan
	Name	Christopher A. Govan
	Title:	Managing Director

By:	/s/ Donald W. Lewtas
	Name:	Donald W. Lewtas
	Title:	Chief Financial Officer

ONEX PARTNERS LP
By: Onex Partners GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Managing Director

By:	/s/ Anthony Munk
	Name:	Anthony Munk
	Title:	Managing Director

CUSIP No.	83066R107	13G	Page	17	of	17

ONEX US PRINCIPALS LP
By: Onex American Holdings GP LLC, its General Partner

By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Director

By:	/s/ Anthony Munk
	Name:	Anthony Munk
	Title:	Director

SKILLED EXECUTIVE INVESTCO LLC
By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Director

By:	/s/ Anthony Munk
	Name:	Anthony Munk
	Title:	Director

ONEX SKILLED HOLDINGS LIMITED
By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Director

By:	/s/ Anthony Munk
	Name:	Anthony Munk
	Title:	Director

/s/ Donald Lewtas
Gerald W. Schwartz, by Donald Lewtas, attorney-in-fact